Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2018 RESULTS

- Announces Quarterly Cash Dividend of $0.05 Per Share –

- Announces $15 Million Share Repurchase Program –

SANTA MONICA, CALIFORNIA, May 8, 2018 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2018.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2018	2017	% Change
Net revenue	$66,838	$57,510	16%
Cost of revenue - digital media (1)	10,625	1,752	506%
Operating expenses (2)	44,327	38,292	16%
Corporate expenses (3)	5,975	5,867	2%

Consolidated adjusted EBITDA (4)	6,937	12,570	(45)%

Free cash flow (5)	$1,590	$7,265	(78)%

Net income (loss)	$(1,808)	$2,618	*

Net income per share, basic and diluted	$(0.02)	$0.03	*

Weighted average common shares outstanding, basic	90,319,092	90,236,476
Weighted average common shares outstanding, diluted	90,319,092	91,760,531

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $0.2 million of non-cash stock-based compensation for each of the three-month periods ended March 31, 2018 and 2017. Operating expenses do not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)	Corporate expenses include $1.0 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended March 31, 2018 and 2017, respectively.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

Entravision Communications

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures plus dividend income and revenue from FCC spectrum incentive auction less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the first quarter, we achieved revenue growth driven by increases in our digital media segment attributable to the acquisition of Headway.  This growth in our digital media segment offsets decreases in both our television and radio segments, which were affected by decreases in local and national advertising revenue compared to 2017.  We continued to build our digital footprint, while undertaking an extensive review of our business in order to more efficiently align operations and reduce costs.  Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, and expanding our advertiser base to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.05 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.5 million. The quarterly dividend will be payable on June 29, 2018 to shareholders of record as of the close of business on June 14, 2018, and the common stock will trade ex-dividend on June 13, 2018. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Share Repurchase Program

The Company announced today that its Board of Directors has approved the extension of its share repurchase program announced in August 2017 with a repurchase authorization of up to an additional $15 million of the Company’s common stock, for a total repurchase authorization of up to $30 million.  Under the new share repurchase program, the Company is authorized to purchase shares from time to time through open market purchases or negotiated purchases, subject to market conditions and other factors.

Entravision Communications

Financial Results

Three-Month Period Ended March 31, 2018 Compared to Three-Month Period Ended

March 31, 2017

(Unaudited)

	Three-Month Period
	Ended March 31,
	2018	2017	% Change
Net revenue	$66,838	$57,510	16%
Cost of revenue - digital media (1)	10,625	1,752	506%
Operating expenses (1)	44,327	38,292	16%
Corporate expenses (1)	5,975	5,867	2%
Depreciation and amortization	3,939	3,546	11%
Change in fair value of contingent consideration	2,100	-	*
Foreign currency (gain) loss	213	-	*

Operating income (loss)	(341)	8,053	*
Interest expense, net	(2,485)	(3,536)	(30)%
Dividend income	128	-	*
Other income (loss)	22	-	*

Income (loss) before income taxes	(2,676)	4,517	*

Income tax benefit (expense)	930	(1,899)	*
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(1,746)	2,618	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	(62)	-	*

Net income (loss)	$(1,808)	$2,618	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $66.8 million for the three-month period ended March 31, 2018 from $57.5 million for the three-month period ended March 31, 2017, an increase of $9.3 million. Of the overall increase, approximately $14.2 million was attributable to our digital segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to our results of operations in the prior year period. The overall increase was partially offset by a decrease in our television segment of approximately $3.2 million primarily due to decreases in national and local advertising revenue, partially offset by an increase in retransmission consent revenue and an increase in political advertising revenue, which was not material in 2017.  Additionally, the overall increase was partially offset by a decrease in our radio segment of approximately $1.6 million primarily due to decreases in local and national advertising revenue.

Cost of revenue in our digital media segment increased to $10.6 million for the three-month period ended March 31, 2018 from $1.8 million for the three-month period ended March 31, 2017, an increase of $8.8 million, primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to cost of revenue in the prior year period.

Operating expenses increased to $44.3 million for the three-month period ended March 31, 2018 from $38.3 million for the three-month period ended March 31, 2017, an increase of $6.0 million. The increase was primarily due to the acquisition of Headway in our digital segment during the second quarter of 2017, which did not contribute to operating expenses in the prior year period, partially offset by an increase in salary expense and an increase in expenses related to the acquisition of station KMIR-TV in the fourth quarter of 2017, which did not contribute to operating expenses in the prior year period.

Corporate expenses increased to $6.0 million for the three-month period ended March 31, 2018 from $5.9 million for the three-month period ended March 31, 2017, an increase of $0.1 million. The increase was primarily due to an increase in non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2018	2017	% Change
Net Revenue
Television	$34,491	$37,710	(9)%
Radio	14,103	15,719	(10)%
Digital	18,244	4,081	347%
Total	$66,838	$57,510	16%

Cost of Revenue - digital media (1)
Digital	$10,625	$1,752	506%

Operating Expenses (1)
Television	21,522	20,205	7%
Radio	15,280	15,721	(3)%
Digital	7,525	2,366	218%
Total	$44,327	$38,292	16%

Corporate Expenses (1)	$5,975	$5,867	2%

Consolidated adjusted EBITDA (1)	$6,937	$12,570	(45)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2018 first quarter results on May 8, 2018 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2018	2017

ASSETS
Current assets
Cash and cash equivalents	$89,224	$39,560
Marketable securities	157,752	-
Restricted cash	769	222,294
Trade receivables, net of allowance for doubtful accounts	73,728	84,348
Prepaid expenses and other current assets	9,732	6,260
Total current assets	331,205	352,462
Property and equipment, net	60,075	60,337
Intangible assets subject to amortization, net	25,306	26,758
Intangible assets not subject to amortization	254,506	251,163
Goodwill	70,557	70,557
Other assets	4,253	4,690
Total assets	$745,902	$765,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	46,397	57,563
Deferred revenue	1,535	1,959
Total current liabilities	50,932	62,522
Long-term debt, less current maturities, net of unamortized debt issuance costs	291,863	292,489
Other long-term liabilities	23,420	21,447
Deferred income taxes	39,289	40,639
Total liabilities	405,504	417,097

Stockholders' equity
Class A common stock	7	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	882,935	888,650
Accumulated deficit	(541,538)	(539,730)
Accumulated other comprehensive income (loss)	(1,009)	(60)
Total stockholders' equity	340,398	348,870
Total liabilities and stockholders' equity	$745,902	$765,967

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2018	2017

Net revenue	$66,838	$57,510

Expenses:
Cost of revenue - digital media	10,625	1,752
Direct operating expenses	31,033	27,092
Selling, general and administrative expenses	13,294	11,200
Corporate expenses	5,975	5,867
Depreciation and amortization	3,939	3,546
Change in fair value of contingent consideration	2,100	-
Foreign currency (gain) loss	213	-
	67,179	49,457
Operating income (loss)	(341)	8,053
Interest expense	(3,398)	(3,645)
Interest income	913	109
Dividend income	128	-
Other income (loss)	22	-
Income (loss) before income taxes	(2,676)	4,517
Income tax benefit (expense)	930	(1,899)
Income (loss) before equity in net income (loss) of nonconsolidated affiliate	(1,746)	2,618
Equity in net income (loss) of nonconsolidated affiliate, net of tax	(62)	-
Net income (loss)	$(1,808)	$2,618

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$(0.02)	$0.03

Cash dividends declared per common share	$0.05	$0.03

Weighted average common shares outstanding, basic	90,319,092	90,236,476
Weighted average common shares outstanding, diluted	90,319,092	91,760,531

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2018	2017

Cash flows from operating activities:
Net income (loss)	$(1,808)	$2,618
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,939	3,546
Deferred income taxes	(1,014)	1,473
Amortization of debt issue costs	124	183
Amortization of syndication contracts	176	109
Payments on syndication contracts	(186)	(113)
Equity in net (income) loss of nonconsolidated affiliate	62	-
Non-cash stock-based compensation	1,249	975
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	11,043	10,979
(Increase) decrease in prepaid expenses and other assets	(3,981)	(891)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,977)	(5,963)
Net cash provided by operating activities	3,627	12,916
Cash flows from investing activities:
Purchases of property and equipment	(3,030)	(1,526)
Purchases of intangible assets	(3,153)	-
Purchases of marketable securities	(159,403)	-
Purchases of investments	-	(250)
Deposits on acquisition	-	(230)
Net cash provided by (used in) investing activities	(165,586)	(2,006)
Cash flows from financing activities:
Proceeds from stock option exercises	-	311
Tax payments related to shares withheld for share-based compensation plans	(2,227)	-
Payments on long-term debt	(750)	(938)
Dividends paid	(4,518)	(2,821)
Repurchase of Class A common stock	(2,402)	-
Net cash used in financing activities	(9,897)	(3,448)
Effect of exchange rates on cash, cash equivalents and restricted cash	(5)	-
Net increase (decrease) in cash, cash equivalents and restricted cash	(171,861)	7,462
Cash, cash equivalents and restricted cash:
Beginning	261,854	61,520
Ending	$89,993	$68,982

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2018	2017

Consolidated adjusted EBITDA (1)	$6,937	$12,570

Interest expense	(3,398)	(3,645)
Interest income	913	109
Dividend income	128	-
Income tax expense	930	(1,899)
Equity in net loss of nonconsolidated affiliates	(62)	-
Amortization of syndication contracts	(176)	(109)
Payments on syndication contracts	186	113
Non-cash stock-based compensation included in direct operating expenses	(216)	(223)
Non-cash stock-based compensation included in corporate expenses	(1,033)	(752)
Depreciation and amortization	(3,939)	(3,546)
Change in fair value of contingent consideration	(2,100)	-
Other income (loss)	22	-
Net income (loss)	(1,808)	2,618

Depreciation and amortization	3,939	3,546
Deferred income taxes	(1,014)	1,473
Amortization of debt issue costs	124	183
Amortization of syndication contracts	176	109
Payments on syndication contracts	(186)	(113)
Equity in net (income) loss of nonconsolidated affiliate	62	-
Non-cash stock-based compensation	1,249	975
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	11,043	10,979
(Increase) decrease in prepaid expenses and other assets	(3,981)	(891)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,977)	(5,963)
Cash flows from operating activities	3,627	12,916

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2018	2017
Consolidated adjusted EBITDA (1)	$6,937	$12,570
Net interest expense (1)	(2,361)	(3,353)
Dividend income	128	-
Cash paid for income taxes	(84)	(426)
Capital expenditures (2)	(3,030)	(1,526)
Free cash flow (1)	1,590	7,265

Capital expenditures (2)	3,030	1,526
Other income (loss)	22	-
Change in fair value of contingent consideration	(2,100)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	11,043	10,979
(Increase) decrease in prepaid expenses and other assets	(3,981)	(891)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,977)	(5,963)
Cash Flows From Operating Activities	$3,627	$12,916

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.